UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2005

SUNRISE SENIOR LIVING, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16499	54-1746596
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7902 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

(703) 273-7500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

      See the disclosure set forth under Item 5.02 “Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers” below, which is incorporated into this Item 1.01 by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      Effective August 4, 2005, the Board of Directors of Sunrise Senior Living, Inc. (the “Company”) appointed Mr. Bradley B. Rush as the new chief financial officer and principal financial officer of the Company. Mr. Rush’s appointment was made in connection with the Company’s decision to consolidate the roles of chief financial officer and chief investment officer in an effort to streamline the coordination among the Company’s accounting, treasury, tax and information technology groups and the teams leading the many transactions taking place within the Company.

      Mr. Rush, 45, has served as the Company’s chief investment officer since January 2005. In this role, Mr. Rush has overseen the Company’s development funding activity and mergers and acquisitions programs. Mr. Rush joined the Company in July 2003 as a senior vice president and served as executive vice president of the Company’s capital group from July 2004 until being appointed chief investment officer. Prior to joining the Company, Mr. Rush served from 2001 to July 2003 as senior vice president of acquisitions and finance of CNL Retirement Corp., the advisor to CNL Retirement Properties, Inc., an unlisted publicly traded real estate investment trust. From 1999 to July 2003, Mr. Rush also served as vice president, asset management of CNL Financial Group, Inc. While serving in this capacity he was responsible for management of a $150 million real estate portfolio consisting of retail, office, multi-family, hospitality and land held for development. Mr. Rush is a certified public accountant.

      In his capacity as chief financial officer, effective August 4, 2005, Mr. Rush will receive an annual base salary in the amount of $325,000. He will be eligible to receive a 2005 target bonus amount in the range of $0 to $224,000. Mr. Rush was also granted 25,000 shares of restricted stock, which shares vest on the first date after August 4, 2010 that is during a window period in which the Company’s insiders are not restricted from selling Company common stock.

      Larry E. Hulse, who has held the position of chief financial officer and principal financial officer of the Company for the past five years, remains with the Company and will oversee the Company’s risk management and insurance programs, an area of growing importance for the Company and the owners of Sunrise communities. The appointment of Mr. Rush as the Company’s new chief financial officer and the change in Mr. Hulse's responsibilities has resulted in the acceleration of vesting for tax and accounting purposes of 21,973 shares of restricted stock previously granted to Mr. Hulse. In connection with the change in Mr. Hulse’s responsibilities, the Compensation Committee of the Board of Directors has waived the prohibition on transfer of the 21,973 shares of restricted stock.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC. (Registrant)

Date: August 8, 2005	By: /s/ Bradley B. Rush
Bradley B. Rush
Chief Financial Officer